UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 22, 2017 (August 18, 2017)

ELLINGTON FINANCIAL LLC
(Exact name of registrant as specified in its charter)

Commission File Number:  001-34569

Delaware	26-0489289
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

53 Forest Avenue
Old Greenwich, CT 06870
(Address of principal executive offices, including zip code)

(203) 698-1200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01    Entry into a Material Definitive Agreement.
On August 18, 2017, Ellington Financial LLC (the “Company”), issued $86.0 million aggregate principal amount of its 5.25% unsecured senior notes due 2022 (the “Notes”) under an indenture, dated as of August 18, 2017 (the “Indenture”), between the Company and Wilmington Trust, National Association, as trustee.  The Notes were issued in a private offering exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to qualified institutional buyers within the United States in accordance with Rule 144A under the Securities Act or to institutional accredited investors under Rule 501(a)(1), (2), (3) or (7) under the Securities Act.  The Notes are subject to restrictions on transfer and may only be offered or sold in transactions exempt from or not subject to the registration requirements of the Securities Act and other applicable securities laws.

The Company intends to use the proceeds to acquire its targeted assets, in accordance with its investment objectives and strategies. The Company may also use the net proceeds of the offering for working capital and general corporate purposes.

The Notes are senior unsecured obligations of the Company and will mature on September 1, 2022.  The Notes bear interest at a rate of 5.25% per year, subject to adjustment from time to time based on changes in the ratings of the Notes as described in the Indenture.  Interest on the Notes will be paid semi-annually in arrears on each March 1 and September 1, commencing March 1, 2018, to the persons who are holders of record of the Notes on the preceding February 15 and August 15, respectively.

The following is a brief description of the terms of the Notes and the Indenture.

Ranking

The Notes will be:

•	pari passu in right of payment with all of the Company’s senior unsecured indebtedness;

•	effectively subordinated in right of payment to all of Company’s secured indebtedness to the extent of the value of the assets securing such indebtedness and guarantees;

•	senior in right of payment to any of the Company’s future subordinated indebtedness; and

•	structurally subordinated in right of payment to all indebtedness and other liabilities (including trade payables) and any preferred equity of the Company’s subsidiaries.

Optional Redemption

Prior to March 1, 2022, the Company may redeem some or all of the Notes at any time and from time to time at a price equal to 100% of the principal amount thereof, plus the applicable “make-whole” premium as of, and accrued but unpaid interest, if any, to, but excluding, the applicable date of redemption.  On and after March 1, 2022, the Company may redeem some or all of the Notes at any time and from time to time at a price equal to 100% of the principal amount thereof plus accrued but unpaid interest, if any, to, but excluding, the applicable date of redemption.

Change of Control

If a Change of Control Triggering Event (as defined in the Indenture) occurs, the Company will be required (unless the Company has exercised its right to redeem all of the Notes by sending a notice of redemption) to offer to repurchase all of the outstanding Notes at a purchase price equal to 101% of the principal amount thereof plus accrued but unpaid interest to, but excluding, the applicable Change of Control Payment Date (as defined in the Indenture).

Covenants

The Indenture contains covenants that, among other things:

•	limit the ability of the Company and its subsidiaries to incur additional indebtedness;

•	maintain a minimum Net Asset Value (as defined in the Indenture);

•
require that the Company and its subsidiaries maintain a ratio of Consolidated Unencumbered Assets (as defined in the Indenture) to the aggregate principal amount of the outstanding Notes at or above a specified threshold; and

•	impose certain requirements in order for the Company to merge or consolidate with another person.

Events of Default

The Indenture also provides for Events of Default which, if any of them occurs, would permit or require the principal of and accrued and unpaid interest on all the outstanding Notes to become or to be declared due and payable.

The foregoing summary of the Indenture is qualified in its entirety by reference to the full text of the Indenture, a copy of which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Registration Rights Agreement

In connection with the issuance of the Notes, the Company entered into a registration rights agreement with Sandler O'Neill & Partners, L.P., as representative of the initial purchasers, dated as of August 18, 2017 (the “Registration Rights Agreement”), pursuant to which the Company agreed to use its commercially reasonable efforts to (a) consummate an offer to exchange the Notes for its notes with terms substantially identical to those of the Notes no later than 120 days after the date of the initial issuance of the Notes or (b) if such exchange offer is not consummated, file and keep effective a shelf registration statement with respect to resales of the Notes.  If the Company fails to satisfy its registration obligations under the Registration Rights Agreement, the Company will be required to pay additional interest to the holders of the Notes as specified in the Registration Rights Agreement.

The foregoing summary of the Registration Rights Agreement is qualified in its entirety by reference to the full text of the Registration Rights Agreement, a copy of which is attached hereto as Exhibit 4.3 and incorporated herein by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference into this Item 2.03.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits. The following exhibits are being filed herewith this Current Report on Form 8-K.

Exhibit No.	Description
4.1	Indenture, dated as of August 18, 2017, between Ellington Financial LLC and Wilmington Trust, National Association, as trustee
4.2	Form of Ellington Financial LLC’s 5.25% Senior Notes due 2022 (included in Exhibit 4.1).
4.3	Registration Rights Agreement, dated as of August 18, 2017, between Ellington Financial LLC and Sandler O'Neill & Partners, L.P., as representative of the initial purchasers.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELLINGTON FINANCIAL LLC

Dated: August 22, 2017	By:	/s/ Lisa Mumford
Lisa Mumford
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
4.1	Indenture, dated as of August 18, 2017, between Ellington Financial LLC and Wilmington Trust, National Association, as trustee
4.2	Form of Ellington Financial LLC’s 5.25% Senior Notes due 2022 (included in Exhibit 4.1).
4.3	Registration Rights Agreement, dated as of August 18, 2017, between Ellington Financial LLC and Sandler O'Neill & Partners, L.P., as representative of the initial purchasers.